                                                                   Exhibit 10(a)


  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 7 to the 1933 Act Registration Statement (Form N-4 No. 333-175691) and Amendment No. 234 to the 1940 Act Registration Statement (Form N-4 No. 811-09763) pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) April 2, 2013, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 5, 2013, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 18, 2013